Exhibit 10.10

Commodity Sales Contracts
contract NO:	Signing time:
Party A (Buyer):	Party B (Seller):
address:	address:
contacts:	contacts:
postbox:	postbox:
Contact phone number / wechat / QQ:	Contact phone number / wechat / QQ:
In accordance with the Civil Code of the Peoples Republic of China and other relevant laws and regulations, in order to establish a long-term, stable and effective supply and marketing relationship, Party A and Party B hereby enter into this Contract based on the principles of equality, fairness, voluntary and good faith.
1. Details of the purchased products

order number	product name	material quality	specification and dimension	vender	pack	type of shipping	More or Less (%)	Measurement method	quantity	Weight (ton)	Unit Price including tax (RMB)	Total price (YUAN)	remarks

amount to
Settlement details

Cost item
Actual expenses payable (RMB)	the capital form of a Chinese numeral

Remarks
2. Product delivery
1. Delivery time:	2. Transportation method: [ ] Party A- / [ ] Party B
3. Transportation related expenses shall be borne by Party B: [ ] / [ ] borne by Party A	4. Delivery place:

5. The unit price of the product including tax is a fixed price, and the unit price including tax shall not be affected by the rise and fall of the market price (unless otherwise agreed in the contract).
6. In addition to force majeure, if Party A temporarily cancels the contract or unilaterally violates the contract, Party A shall bear the losses to Party B caused thereby.

7. Party A for the contact person embodied in this Contract, party A shall grant the contact personnel including but not limited to the transmission of the contract, confirmation of the contents of transaction documents, delivery, account reconciliation confirmation, etc., and Party A confirms the performance of this Contract Within the period, the relevant authority shall not be changed (except for the resignation of personnel, Party A shall supplement other contact personnel after the resignation in accordance with the contract).

8. If Party A needs to change the delivery place, it shall notify Party B in writing [7] days in advance, and with the written consent of Party B, both parties shall deliver the goods at the changed delivery place. Party A shall be responsible for the excess increase in transportation costs and storage costs.

9. For the products shipped by Party B, Party B shall only bear the freight of the products shipped for the first time. If Party A fails to sign for them in a lump sum, the costs incurred by batch delivery (including but not limited to freight, labor, loading and unloading charges and packing charges Etc.) shall be borne by Party A, and Party B has the right to collect from Party A separately.

3. Weight counting method, reasonable loss and calculation method

Calculate the reasonable difference according to the national standard, weighing according to product specifications and types (the difference is executed according to GB / T723-2008 Fixed Electronic Instrument, or according to the latest standard), the difference is within ± 3% and shall be subject to the delivery note quantity of Party B: If the difference is more than 3%, Party A shall have the right to require Party B to make up or transfer the corresponding products, and bear the expenses incurred. If the weight counting method is calculated, it shall be calculated according to the theoretical weight. All parties to pay If the weight of the paid product is different, Party A may choose a third party to recalculate the weight by using the weight counting method used by Party A, and the relevant expenses shall be borne by the party with a higher deviation value.

4. Quality, technical requirements, and acceptance inspection

1. Party A shall check the inspection according to the product specifications, quantity and national standards agreed herein. The acceptance time of product quantity / appearance shall be the day of the delivery; the acceptance time of product quality shall be 7 days after the delivery: the products picked up by Party A (after loading) shall be deemed to be delivered. Party A shall complete the product acceptance within the aforementioned period. If party A fails to check or submit the products within the deadline, party A shall be deemed to have completed the relevant acceptance inspection and Party B has completed the delivery as agreed herein. In case of any product quality problem, Party A shall provide the test report issued by a third party approved by both parties and submit it to Party B in written form. Both parties shall negotiate to deal with the problem. The treatment result of the product quality problem shall be subject to the steel mill.

2. After Party A obtains the products (including the delivery to the designated place or the products delivered by Party B and extracted by Party A), Party A shall cooperate to check and accept the quantity, weight (appearance) and other contents of the products, and designate corresponding personnel (to designate the contact person or warehouse personnel, etc.) to sign / confirm. If Party A fails to cooperate with the corresponding receipt and acceptance, party B shall take the confirmation data as the valid data and the delivery document issued by Party B as the valid delivery voucher, and Party A shall have no objection to this.

3. During the period of product acceptance, if Party A raises any objection to the appearance, Party B shall actively cooperate with it. If the appearance is defective but the quality conforms to the contract and does not affect the normal use, the products delivered by Party B shall be deemed to be in conformity with the provisions hereof. If the quality objection is raised, both parties shall submit the testing institution determined by both parties for testing within [3] days from the date of raising the objection, and the testing expenses shall be paid in advance by the objection. If the testing conforms to the contract, the testing expenses shall be borne by Party A; if the testing does not conform to the contract, the testing expenses shall be borne by Party B.

If the quality of the product does not conform to the contract, both parties shall deal with it through friendly negotiation, and Party B shall actively assume the responsibility of returning and exchanging the goods.

4. During the period of product acceptance, Party A shall complete the acceptance of the product appearance and quality before using the products. After party A finds quality / appearance problems, in order to avoid further loss, it shall timely put forward and deal with the contract, and suspend the use of the corresponding product unless the problem is true. If used by Party A, party A shall be deemed to have passed the acceptance of the appearance and quality of the products. If the product acceptance period is exceeded, it shall be deemed qualified by Party A, whether it is applicable or not.

5. More or Less

Due to the particularity of the product, it is impossible to accurately deliver the product to Party A according to the weight agreed herein. Both parties shall execute according to the short loading value agreed in the product details, and Party A shall settle the settlement according to the actual weight of the delivered product.

Vi. Settlement method and invoice
1. Settlement method: the first stage payment: payment [ ] of the corresponding product payable within [ ] days after the delivery of the product. The telegraphic transfer cash payment [ ].
If the payment time is inaccurate or incomplete, Party A shall complete the payment within 3 days from the date when the payment conditions become effective / achievement (including but not limited to the effectiveness of the Contract, delivery of products, etc.). The performance bond shall be used to offset the last balance of the expenses payable by Party A.
If Party A fails to perform the payment obligation as agreed herein, and if the unit price of the product changes with the market fluctuations, within 15 days, the unit price of the corresponding product shall rise by RMB 3 yuan / ton / day: if the overdue payment is 16 days or more, the unit price of the product shall rise by RMB 5 yuan / ton / day.

If party a when the actual payment method change (including the change of the bill acceptance period), party a shall obtain the consent of party b in advance, and shall compensate party a actual use of payment method (notes) the corresponding price and the price of this contract difference (cost of capital, including but not limited to interest fees, fees, etc.).
2. Party A shall complete the reconciliation within 2 working days after the receipt of the products, and the bill shall be stamped by Party A or signed by the contact person agreed herein (Party B shall not approve it); if the overdue confirmation or Party A fails to provide the corresponding evidence to confirm the objection, it shall be deemed that Party B shall provide the statement data as valid data confirmed by both parties. Party B shall issue the corresponding invoices according to the contents of the statement.
3. Party A and Party B confirm that they can send the statement through the contact person and contact information (including but not limited to email, QQ, wechat and enterprise wechat) agreed herein.
4. Party A shall designate the collection account and the billing information
Receipt account name	Receipt bank
Receive account number	identification number of the taxpayer
registered address	Invoice telephone
Invoice bank account	Invoice opening bank
5. Party B shall designate the collection account
Receipt account name
Collection account number of the collection bank
6, party a to bank acceptance bill, party a shall choose party b whitelist bank acceptance bill to pay to party b: party a choose to list the party b, party a and party b shall accept the bill: otherwise party a shall replace according to party b bank bills to pay, at the same time as party a did not pay, cause overdue, party a shall be liable for breach of contract according to the overdue payment.

7. Party A agrees and confirms that Party A delays in the payment of goods or the breach of laws and provisions hereof during the performance of this Contract, or the same on the next day of the debt to the assignee

The actual control or control of Sanyi Group Limited (hereinafter referred to as “Sanyi Company”) and its affiliates (including but not limited to its parent, subsidiaries or other affiliates, or other Sanyi companies

The creditors rights of the operating enterprise and organization) are transferred to Party B for the same debts of Party A to Party B; Party B has the right to select Party A to perform the debts of Party A to Party B through the creditors right.

Party A shall truthfully inform it of the creditors rights against Sanyi Company (including but not limited to the confirmed creditors rights, the creditors rights not meeting the payment conditions, the payment time of the creditors rights, etc.), and Party A has received the notice from Party B to perform the debt in the form of transfer of creditors rights

Within 3 days from the date, party A shall send the corresponding letter of assignment of creditors rights to Party B and Sanyi Company, and Party A shall provide Party B with the corresponding creditors rights basis (original).

If Party A fails to actively perform the debts, Party B shall have the right to directly contact Party A and Sanyi Company, and verify Party As claims against Sany Company. Party B shall have the right to require Party A to transfer the verified creditors rights to Party B to offset Party As outstanding debts, and require Sany Company to directly perform its debts to Party A to Party B. Party A shall not deny the transfer of the creditors rights or pursue any liability for breach of contract on the grounds that Sanyi Company has transferred the creditors rights without the confirmation or consent of Party A.

Vii. Intellectual Property: The intellectual property rights involved in the products shall be owned by Party B or the actual manufacturer. Party A shall not acquire the relevant intellectual property rights or extend the extended intellectual property rights because of this Contract, and Party A has no right to apply for, register or transfer the aforementioned contents.

Viii. Real right transfer and risk transfer

1. If Party B or entrusts a third party delivers the products to the place designated by Party A, the risk of the products shall be transferred to Party A together after the products are delivered to the place designated by Party A.

2. If Party A picks up the products to a third party designated by Party B, the risk of the products shall be transferred from when Party A completes the self-pickup.

3. Upon receipt of all the payment paid by Party A, the ownership of the products shall be transferred to Party A (except for the transfer of the right of goods in writing).

Ix. Liability for breach of contract

1. If Party A fails to pay the payment (including the performance security) in full on time, it shall pay Party B according to the amount of 10.5% for the contract price; the delay

For 10 natural days, Party B shall have the right to suspend the delivery of the undelivered products and shall not be deemed as a breach of contract by Party B; for 15 natural days, Party B has the right to terminate the Contract for the remaining products not delivered, and Party B has the right to require Party A to pay 20% of the total contract price. If the loss caused by Party B exceeds the scope of the aforementioned liquidated damages, Party B shall have the right to recover from Party A beyond the scope. For the aforementioned losses, the seller shall be entitled to deduct the same amount from the advance payment or the performance security (if any).

2. If Party A fails to perform the delivery / receiving obligations, party A shall pay the liquidated damages to the standard of 10.000; if the total period per day exceeds 8 natural days, Party B shall be deemed to require Party A to demand Party A to pay the liquidated damages of 20% of the amount of the delivery / harvest products. From zero party allowed to fulfill the delivery / receiving obligations on the same day, the product risk transfer party a, the contract acceptance period, settlement payment period, at the same time, party b shall have the right to transfer library, deposit, so freight, storage fee (3 yuan / ton / day, specific shall be subject to actual), deposit fee, spread loss, cargo loss and other risk responsibility shall be borne by party a.

3. Party B shall have the right to suspend the delivery: including but not limited to if Party A fails to pay the payment on time, Party A fails to perform the obligation of signing for the products, and Party A fails to perform the obligation of account checking. If Party B suspthe delivery of the goods for the above reasons, Party A shall not hold Party B liable on this reason or request to reduce or cancel the order, otherwise Party A shall be liable for breach of contract as agreed herein.

4. If Party A unilaterally terminates the contract / order (including part or all), Party B shall have the right to require Party A to pay 20% of the total contract price as liquidated damages. If the loss caused by Party B exceeds the scope of the aforementioned liquidated damages, Party B shall have the right to recover from Party A beyond the scope. Party B shall have the right to deduct the aforementioned losses in an equal amount from the advance payment or the performance security deposit (if any).

5, the loss under this contract, including but not limited to direct / indirect losses, compensation for breach of contract, the third party of damages, personal / property damages, case fee, investigation, notary fees, attorney fees: at the same time party a clear liquidated damages standard in this contract of legal consequences, and give up the request the trial organization to adjust the loss calculation standard.

6. If Party B maliciously delays in delivering the products, it shall pay liquidated damages to Party A at the rate of the loan market quoted interest rate (LPR) based on the overdue contract price of the products for each overdue day.

Ten, clean responsibility

1. Party Bs personnel shall not ask for or collect cash from Party A, negotiable securities, physical objects and other benefits; Party Bs personnel shall not participate in banquets and entertainment activities arranged by Party A (except after being reported to the superior and agreed). Party A and Party As personnel shall not pay cash, negotiable securities, physical objects and other benefits to Party Bs personnel for any reason; and shall not arrange Party Bs personnel to attend banquets or entertainment activities for any reason (except as reported to their superior and agreed by 28737

2. If party Bs personnel violate the responsibility of integrity during the performance of the contract, Party A may complain and report to the department designated by Party B. Once verified, Party B will seriously deal with the case according to the rules and regulations, and Party B shall cooperate with Party A to recover the illegal income from the violators. If the violation of honesty responsibility is suspected of committing a crime, Party B shall transfer it to the judicial organs according to law.

3, party a personnel in violation of integrity responsibility, true investigation, party b has the right to unilaterally terminate this contract, and require party a according to 10% of the contract amount (below 500000 yuan by 500 thousand yuan), party b to party a shall also bear party b suffered actual losses (including but not limited to economic losses, due to the rights of legal costs, legal fees, notary fees, etc.).

4. Note: Both parties hereto clearly understand and agree that commercial bribery is a serious violation of the law and affects the social and public interests, jointly resist the bad social atmosphere, and clarify the responsibilities and consequences they will bear after signing this Agreement. Both parties confirm that the liquidated damages agreed herein are appropriate and both parties agree to waive all rights to request the judicial organ to adjust the liquidated damages in possible future litigation or arbitration. Contact information of Party Bs complaint and report: tel. 19128708110, email no. jiancha@gongpin.com.

Xi. Dispute settlement

Any dispute arising from this Contract shall be settled by both parties through friendly negotiation; if the negotiation fails, either party may file a lawsuit with the peoples court where Party B is located. If the object of dispute between the parties exceeds the jurisdiction of the basic peoples court where Party B is located, it shall be transferred to the jurisdiction of the peoples court at the next higher level.

Xii. Force majeure

If either party is unable to perform the contract due to force majeure, it shall timely notify the other party of the delay, part or temporary failure to perform the contract or obtain the relevant certificate, and shall be exempted from the liability for breach of contract in part or in whole according to the actual situation.

Xiii. Notice and service

1. Party A and Party B confirm that the contact telephone number, contact address and email address listed in this contract are true and valid. If the party fails to specify the contact address in this contract, the industrial address or household registration address shall be used as the valid contact address.

2. Any party shall send any materials or legal documents related to this Contract by mail (not limited to EMS) or email, which shall be deemed to have been effectively delivered when the mail is signed or the email is sent successfully. If mail or email is rejected or returned, the day after return or rejection shall be taken as the expiry date of delivery.

3. In case of any change in the personnel information, contact telephone number, contact address, email address and other communication information listed herein, either party shall timely notify the other party in writing within 1 (1) days after the change, otherwise it shall be deemed to have not changed change. Any mail or email delivered by either party to the original contact address or email shall still be deemed to be valid service, and the performance of the Contract and the relevant documents signed and provided by the original entrusted agent shall still be regarded as legal, entitled and valid. All losses suffered by any party shall be borne by the party that fails to timely notify it.

14. Others 1. In order to avoid no contact, Party A shall designate other contacts as follows:
Contact 2:	Contact 3:
Contact information (same as wechat):	Contact information (same as wechat):
postbox:	postbox:

arty b can be specified in this contract of party a contact personnel confirmed including but not limited to the contract, contract transmission, transaction document confirmation, delivery / receipt documents confirmation, reconciliation, such personnel, the confirmation of the legal documents that party a true meaning, documents not to party a seal for the necessary conditions of legal effect.
2. Both parties confirm the contact address, email address, contact number and other address information agreed in the contract, which is the valid service address for all legal documents including but not limited to transaction documents and judicial documents:
3. Based on any relevant problems arising from this contract, Party A has preferred to call Party Bs customer hotline (400-063-1825) for feedback.
4. The contact personnel designated by Party B may confirm the matters arising from this Contract (including but not limited to contract transmission, contract confirmation, legal document confirmation, account reconciliation, etc.).
5. This contract shall come into force upon seal by both parties. This agreement is made in duplicate, with each party holding one copy and each copy having the same legal effect.
(No text available below)
Party A: (seal) Party B: (seal)
Date: Date: